UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.     )

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ChargePoint Holdings, Inc.

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240 East Hacienda Avenue

Campbell, CA 95008

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, July 12, 2021

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of ChargePoint Holdings, Inc., a Delaware corporation (the “Company”), which will be held on Monday, July 12, 2021 at 10:00 a.m. Pacific Time. The Annual Meeting will be a virtual meeting of stockholders, which will be conducted via a live audio webcast. You will be able to attend the Annual Meeting, submit your questions and vote online during the meeting by visiting www.virtualshareholdermeeting.com/CHPT2021. We believe a virtual meeting provides expanded access, improves communication, enables increased stockholder attendance and participation and provides cost savings for our stockholders and the Company.

The Annual Meeting is being held for the following purposes:

1.	To elect three Class I directors to the Board of Director (the “Board”), Roxanne Bowman, Axel Harries and Mark Leschly, each to hold office until the 2024 Annual Meeting of Stockholders.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2022.

3.	To transact such other business as may properly come before the Annual Meeting or any continuation or adjournment thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the Annual Meeting is May 20, 2021. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

On or about May 28, 2021, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and our annual report for the fiscal year ended January 31, 2021 (“2021 Annual Report”). The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our 2021 Annual Report can be accessed directly at the following Internet address: http://www.proxyvote.com. All you have to do is enter the control number located on your proxy card.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary of the Annual Meeting will convene the meeting at 4:00 p.m. Pacific Time on the date specified above and at the Company’s address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of the Company’s website at www.chargepoint.com.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on Monday, July 12, 2021 at 10:00 a.m. Pacific Time online at www.virtualshareholdermeeting.com/CHPT2021.

The proxy statement and 2021 Annual Report are available at www.ProxyVote.com.

The Board of Directors recommends that you vote FOR the proposals identified above.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone or mail as soon as possible to ensure your shares are represented.

We appreciate your continued support of ChargePoint Holdings, Inc. and look forward to receiving your proxy.

By Order of the Board of Directors

/s/ Pasquale Romano

Pasquale Romano
President and Chief Executive Officer

Campbell, California

May 28, 2021

You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote as promptly as possible in order to ensure your representation at the meeting. You may vote your shares by telephone or over the Internet as instructed in these materials. If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card by completing, signing, dating and mailing your proxy card or voting instruction card in the envelope provided. Even if you have voted by proxy, you may still attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

-i-

240 East Hacienda Avenue

Campbell, CA 95008

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 10:00 a.m. Pacific Time on Monday, July 12, 2021

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors of ChargePoint Holdings, Inc. (the “Board”) is soliciting your proxy to vote at ChargePoint’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements thereof, to be held via a live audio webcast on Monday, July 12, 2021 at 10:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/CHPT2021 where you will be able to listen to the meeting live, submit questions and vote online.

You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy.

The proxy materials, including this Proxy Statement and our 2021 Annual Report, are being distributed and made available on or about May 28, 2021. As used in this Proxy Statement, references to “we,” “us,” “our,” “ChargePoint” and the “Company” refer to ChargePoint Holdings, Inc. and its subsidiaries. ChargePoint was a special purpose acquisition company called Switchback Energy Acquisition Corporation (“Switchback”) prior to the closing of the Business Combination on February 26, 2021. The Business Combination represents the transactions contemplated by an agreement and plan of reorganization whereby the entities that previously comprised the business of ChargePoint, Inc. (“Legacy ChargePoint”) merged with and into subsidiaries of the Company. For further information on the Business Combination, please refer to our 2021 Annual Report provided to our stockholders together with this Proxy Statement.

Why are you holding a virtual meeting and how can stockholders attend?

We have adopted a virtual meeting format for our Annual Meeting this year to protect our stockholders and employees in light of the ongoing coronavirus (COVID-19) pandemic. In addition, a virtual meeting format will provide a consistent experience to all stockholders regardless of geographic location and enhance stockholder access and engagement. To participate in our virtual Annual Meeting, including to vote, ask questions and to view the list of registered stockholders as of the record date during the meeting, visit www.virtualshareholdermeeting.com/CHPT2021 with your 16-digit control number included in the Notice, on your proxy card, or in the instructions that accompanied your proxy materials. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, follow the instructions from your broker or bank.

What can I do if I need technical assistance during the Annual Meeting?

If you encounter any difficulties accessing the Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board is soliciting your proxy to vote at the 2021 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

On or about May 28, 2021 the proxy materials are being distributed to all stockholders of record entitled to vote at the Annual Meeting.

What proxy materials are available on the internet?

The 2021 Proxy Statement and 2021 Annual Report are available at www.ProxyVote.com.

Who can vote at the Annual Meeting?

If you are a stockholder of record, as of the record date, you may vote your shares at the Annual Meeting by following the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/CHPT2021. You will be asked to provide the control number from your Notice.

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you must obtain a valid proxy from your broker, bank or other agent to vote online during the Annual Meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

The webcast of the Annual Meeting will begin promptly at 10:00 a.m. Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Pacific Time, and you should allow reasonable time for the check-in procedures.

Vote by Proxy

Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend and vote at the Annual Meeting even if you have already voted by proxy.

If you are a stockholder of record, you may vote by proxy over the telephone, vote by proxy through the Internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time:

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To vote over the telephone, dial toll-free 1-800-579-1639 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 11, 2021 to be counted.

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To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from your Notice. Your vote must be received by 11:59 p.m. Eastern Time on July 11, 2021 to be counted.

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To vote using the printed proxy card that may be delivered to you, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you instruct. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted.

We are holding the Annual Meeting online and providing internet voting to provide expanded access and to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your voting instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Stockholder of Record: Shares Registered in Your Name

If on May 20, 2021 your shares were registered directly in your name with ChargePoint’s transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on May 20, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of three Class I directors nominated by the Board to serve until the 2024 Annual Meeting of Stockholders; and

•	Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2022.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of May 20, 2021. On this record date, there were 305,721,011 shares of common stock outstanding.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other nominee, and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the three Class I director nominees, and “For” the ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending January 31, 2022. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies online, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the meeting.

Stockholder of Record: Shares Registered in Your Name

If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to ChargePoint’s Secretary at 240 East Hacienda Avenue, Campbell, CA 95008.

•	You may attend the Annual Meeting and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 28, 2022 to ChargePoint’s Secretary at 240 East Hacienda Avenue, Campbell, CA 95008 and comply with the requirements in the Company’s Bylaws and all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. If you wish to submit a proposal that is not to be included in next year’s proxy materials or nominate a director, you must do so no later than April 22, 2022 and not earlier than March 23, 2022, provided, however, that if our 2022 annual meeting of stockholders is held before May 22, 2022 or after August 20, 2022, then your proposal must be received no earlier than the close of business on the 120th day prior to such meeting and not later than the close of business on the later of the 90th day prior to such meeting or the 10th day following the day on which notice or public announcement of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to other proposals, votes “For,” “Against,” abstentions and, if applicable, broker non-votes. A broker non-vote occurs when a nominee, such as a broker or bank, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority to vote with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal.

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Proposal No. 1: The election of directors is a matter considered non-routine under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore ChargePoint expects broker non-votes on Proposal No. 1. Thus, if you do not instruct your broker how to vote with respect to Proposal No. 1, your broker may not vote with respect to that proposal.

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Proposal No. 2: Ratification of the selection of PricewaterhouseCoopers LLP is considered to be a routine matter and, accordingly, if you do not instruct your broker or other nominee on how to vote the shares in your account for Proposal No. 2, brokers will be permitted to exercise their discretionary authority to vote for the ratification of the selection of PricewaterhouseCoopers LLP. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all of the proposals.

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of shares present online during the meeting or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on Proposal No. 1.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares with respect to such matters. These unvoted shares are considered “broker non-votes” with respect to such matters.

How many votes are needed to approve each proposal?

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Proposal No. 1: The election of directors requires a plurality vote of the shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “for” such nominees are elected as directors. Only votes “For” will affect the outcome.

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Proposal No. 2: The ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year ending January 31, 2022 requires the affirmative vote of a majority of the votes cast by the holders of shares of our common stock present virtually or by proxy at the virtual Annual Meeting and entitled to vote thereon to be approved. You may vote “for,” “against,” or “abstain” with respect to this proposal. Broker non-votes and abstentions will have no effect on the outcome of this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present online at the meeting, by remote communication, if applicable, or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the meeting’s chairperson or holders of a majority of shares represented at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

ChargePoint Holdings, Inc.’s Board of Directors (the “Board”) is divided into three classes, designated Class I, Class II and Class III. Each class consists, as nearly as may be possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled solely by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship shall hold office until the next election of the class to which such director shall have been appointed or assigned, and until his or her successor is duly elected and qualified, subject to his or her earlier death, disqualification, resignation or removal.

The Board presently has ten members. There are three directors in the class whose term of office expires in 2021, Roxane Bowman, Axel Harries and Mark Leschly. The Board has proposed that Roxane Bowman, Axel Harries and Mark Leschly be elected as a Class I directors at the Annual Meeting. On May 25, 2021, Neil Suslak, a Class I director on the Board, notified the Company of his intention to resign from the Board effective as of the date of the Annual Meeting. Thus, Mr. Suslak will not stand for reelection at our Annual Meeting and his service will therefore end on the date of the Annual Meeting. We would like to thank Mr. Suslak for his service on our Board and express our appreciation for the support and guidance that he has provided to us during his tenure.

The nominees listed below are currently directors of the Company, and were each recommended for election by the Nominating and Corporate Governance Committee of the Board. Ms. Bowman was appointed to the Board of Directors of Legacy ChargePoint (the “Legacy ChargePoint Board”) in August 2019, Mr. Harries was appointed to the Legacy ChargePoint Board in October 2016 and Mr. Leschly was appointed to the Legacy ChargePoint Board in December 2009. If elected at the Annual Meeting, the nominees would serve until the 2024 annual meeting and until the election and qualification of her or his successor or, if sooner, her or his death, disqualification, resignation or removal. The Company encourages its directors to attend its annual meetings. We did not have an annual meeting of stockholders in 2020.

Directors are elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Proxies cannot be voted for more than one person. Each nominee nominated by the Board of Directors to serve as Class I director must receive the most “For” votes (among votes properly cast online during the meeting or by proxy) of nominees for the vacancies in such director class in order to be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, “For” the election of the nominees named below. Only votes “For” will affect the outcome.

The brief biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each of our Class I, Class II and Class III directors.

	Class	Age	Position	Director Since**	Current Term Expires	Expiration of Term for which Nominated
Class I Nominees
Roxanne Bowman(1)	I	54	Director	2019	2021	2024
Axel Harries	I	56	Director	2016	2021	2024
Mark Leschly(1*)(3)	I	52	Director	2009	2021	2024
Class II and Class III Continuing Directors
Jeffrey Harris(2*)	II	65	Director	2018	2022	—
Susan Heystee(2)	II	59	Director	2021	2022	—
G. Richard Wagoner, Jr.(2)	II	68	Director	2017	2022	—
Pasquale Romano	III	55	President and Chief Executive Officer, Director	2011	2023	—
Bruce Chizen(1)(3)	III	65	Chairman of the Board	2014	2023	—
Michael Linse(3*)	III	46	Director	2012	2023	—
Class I Non-Continuing Director
Neil Suslak(2)	I	62	Director	2014	2021	2024

*	Signifies Chair of the Committee
**	Based on service on the boards of ChargePoint and Legacy ChargePoint
(1)	Member of the Nominating and Corporate Governance Committee
(2)	Member of the Audit Committee
(3)	Member of the Compensation and Organizational Development Committee

CLASS I NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2024 ANNUAL MEETING

Roxanne Bowman has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since August 2019. Ms. Bowman has served as Operating Executive at NMS Capital, a private investment firm, since March 2019. From September 2013 to November 2018, Ms. Bowman served as Chief Executive Officer of PowerTeam Services, LLC, a gas and electric utility service provider. Ms. Bowman holds a B.S. in Electrical Engineering from Clemson University and an M.B.A. from the Pamplin College of Business at Virginia Polytechnic Institute and State University. We believe Ms. Bowman is qualified to serve as a member of our Board based on her wide-ranging experience in management, sales, marketing and strategic planning within the utilities industry.

Axel Harries has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since October 2016. Mr. Harries has served as Vice President of Product Management and Sales for Mercedes-Benz AG since June 2017. Prior to this, from June 1993 to June 2017, Mr. Harries held several roles at Daimler AG, including leading the Connected, Autonomous, Shared & Services and Electric Drive unit, which is responsible for all-electric vehicle architecture from July 2016 to June 2017 and Quality Management of Mercedes-Benz Cars from July 2014 until July 2016 and Head of the G-Wagon Business Unit at Mercedes-Benz Cars from July 2008 until June 2014. Mr. Harries has served as a member of the board of Carwow and Mercedes-Benz USA since July 2019 and June 2017, respectively. Mr. Harries studied product engineering with finance and management accounting at Furtwangen University, Germany. We believe Mr. Harries is qualified to serve as a member of our Board based on his extensive management experience in the automotive industry and knowledge of Europe’s auto charging market.

Mark Leschly has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2009. Since July 1999, Mr. Leschly has served as a managing partner of Rho Capital Partners, Inc., an investment and venture capital management company. Since 2017, Mr. Leschly has been the chairman and chief executive officer of Universal Tennis, LLC, which is the developer of a software platform for tennis analytics and tournament management. Since 2014, Mr. Leschly has also been the owner and managing member of Iconica LLC, which primarily focuses on investments at the intersection of sports, media and technology. Mr. Leschly has served as a director of NGM Biopharmaceuticals, Inc. since January 2008. From 2002 until June 2016, Mr. Leschly served as a director of Anacor Pharmaceuticals, Inc. Mr. Leschly holds an M.B.A. from Stanford Graduate School of Business and a B.A. from Harvard University. We believe Mr. Leschly is qualified to serve as a member of our Board based on his extensive experience in corporate finance and investing in energy companies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN “FOR” EACH OF THE

NAMED NOMINEES IN CLASS I

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

CONTINUING DIRECTORS

In addition to the director nominees, ChargePoint has six other directors who will continue in office after the Annual Meeting with terms expiring in 2022 and 2023. The following includes a brief biography of each director composing the remainder of the Board with terms expiring as shown, with each biography including information regarding the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the applicable director should serve as a member of our Board.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2022 ANNUAL MEETING

Jeffrey Harris has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2018. In 2012, Mr. Harris founded Global Reserve Group LLC, a financial advisory and investment firm focused primarily on the energy and technology industries. In addition, he has been a Venture Partner of Quantum Energy Partners since 2012. From March 2020 to March 2021, Mr. Harris served on the board of directors of InterPrivate Acquisition Corp., where he was a member of the audit committee. Previously, Mr. Harris was a managing director of Warburg Pincus LLC, a private equity firm, from 1983 until 2011. Mr. Harris currently serves as a director of Knoll, Inc., InterPrivate II Acquisition Corp. and several private companies. Mr. Harris holds a B.S. in Economics from the Wharton School of the University of Pennsylvania and an M.B.A. from Harvard Business School. We believe Mr. Harris is qualified to serve as a member of our Board based on his extensive financial expertise and knowledge of the energy industry and clean technology.

Susan Heystee has served as a member of ChargePoint’s board of directors since May 26, 2021. Since September 2018, Ms. Heystee has served as a director of Ouster, Inc., a U.S. lidar technology company, and she currently also serves as a strategic advisor to the company. Previously, Ms. Heystee was Senior Vice President of Global Automotive Business at Verizon Connect from January 2017 to June 2018. Prior to Verizon Connect, Ms. Heystee served as Executive Vice President of Global Sales and OEM Business at Telogis, which was acquired by Verizon in July 2016, from February 2010 to December 2016. Ms. Heystee holds Bachelor’s degrees in mathematics and business from the University of Waterloo and an executive M.B.A. from Harvard Business School. We believe that Ms. Heystee is qualified to serve as a member of our board of directors due to her extensive experience in the technology sector and knowledge of market driven strategies.

G. Richard Wagoner, Jr. has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since February 2017. From 1977 to 2009, Mr. Wagoner held numerous senior positions at General Motors Corporation, including Chairman and Chief Executive Officer from 2003 to 2009. Mr. Wagoner currently serves as a director of Invesco Ltd., where he has served since October 2013, and Graham Holdings Inc., where he has served since June 2010. Mr. Wagoner previously served as a director of Aleris Corporation from August 2010 until April 2020. Mr. Wagoner holds a bachelor’s degree from Duke University and an M.B.A. from Harvard Business School. We believe Mr. Wagoner is qualified to serve as a member of our Board based on his extensive experience in the automobile industry, general management and public company board service.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2023 ANNUAL MEETING

Pasquale Romano has served as President and Chief Executive Officer and a member of the board of directors for ChargePoint since February 26, 2021 and has held the same positions at Legacy ChargePoint since February 2011. Prior to ChargePoint, Mr. Romano co-founded 2Wire, Inc., a provider of broadband service delivery platforms, where he served as its President and Chief Executive Officer from October 2006 until July 2010 when 2Wire, Inc. was acquired by Pace plc. In 1989, he co-founded Fluent, Inc., a digital video networking company and served as its Chief Architect until the company was sold to Novell Corporation in 1993. Mr. Romano holds an A.B. in Computer Science from Harvard University and an M.S. from Massachusetts Institute of Technology. We believe Mr. Romano is qualified to serve as a member of our Board due to his extensive executive management and technology industry leadership experience.

Bruce Chizen has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since December 2014. Mr. Chizen is currently an independent consultant and has served as Senior Adviser to Permira Advisers LLP, a private equity fund, since July 2008, and as a Venture Partner at Voyager Capital, a venture capital firm, since August 2009. He has also served as an Operating Partner for Permira Growth Opportunities, a private equity fund since June 2018. From 1994 until 2008, Mr. Chizen served in a number of positions at Adobe Systems Incorporated, a provider of design, imaging and publishing software, including as its Chief Executive Officer from 2000 until 2007, President from 2000 until 2005, acting Chief Financial Officer from 2006 until 2007 and Strategic Advisor from 2007 until 2008. Mr. Chizen currently serves as a director of Synopsys, Inc. and Oracle Corporation. Mr. Chizen holds a bachelor’s degree from Brooklyn College, City University of New York. We believe Mr. Chizen is qualified to serve as a member of our Board based on his extensive leadership experience in digital media and software.

Michael Linse has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since April 2012. Mr. Linse has served as the founder and managing director of Linse Capital LLC since October 2015, a growth equity firm investing in late-stage technology companies, and Levitate Capital, a venture capital firm, since March 2017. Prior to founding Linse Capital, Mr. Linse served as a partner at Kleiner Perkins Caufield & Byers (“KPCB”) from 2008 until March 2016. Prior to joining KPCB, Mr. Linse worked at Goldman Sachs for over a decade, most recently as Managing Director of the alternative energy investing team. Mr. Linse holds a B.A. in Economics from Harvard University and an M.B.A. from Harvard Business School. We believe Mr. Linse is qualified to serve as a member of our Board based on his extensive experience in corporate finance and investing in alternative energy space.

NON-CONTINUING DIRECTOR

Neil S. Suslak has served as a member of ChargePoint’s board of directors since February 26, 2021 and previously served as a director of Legacy ChargePoint since March 2014. Since 2003, Mr. Suslak has served as a Managing Partner and co-founder of Braemar Energy Ventures, a venture capital firm investing in new technologies in the energy markets. Mr. Suslak holds an M.B.A. from Columbia Business School and a B.A. from the University of Rochester. We believe Mr. Suslak is qualified to serve as a member of our Board based on his extensive experience in the venture capital and investment banking industries, especially in the energy space.

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the New York Stock Exchange (“NYSE”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NYSE, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board has affirmatively determined that the following eight directors are independent directors within the meaning of the applicable NYSE listing standards: Mses. Bowman and Heystee, and Messrs. Chizen, Harries, Harris, Leschly, Linse, Suslak and Wagoner. In making this determination, the Board found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Romano, our President and Chief Executive Officer, is not an independent director by virtue of his current employment with ChargePoint.

FAMILY RELATIONSHIPS

There are no familial relationships among the ChargePoint directors and executive officers.

BOARD LEADERSHIP STRUCTURE

Our Corporate Governance Guidelines provide that our Board may separate or combine the roles of Chairman of the Board and Chief Executive Officer when and if it deems it advisable and in the best interests of the Company and its stockholders to do so. Currently, the roles are separated, with Pasquale Romano serving as President and Chief Executive Officer and Bruce Chizen serving as the independent Chairman of the Board. The Chairman of the Board presides over all executive sessions of the Board. The Company believes that the separation of the positions of Chairman and Chief Executive Officer aligns the Chairman role with our independent directors and further enhances the independence of our Board from management.

ROLE OF THE BOARD IN RISK OVERSIGHT

The Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities to ChargePoint and its stockholders. While the executive team is responsible for the day-to-day management of risk, one of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken.

The Audit Committee also reviews with management when appropriate any significant regulatory and legal developments that may have a material impact on ChargePoint’s financial statements, compliance programs and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation and Organizational Development Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended January 31, 2021, the Board of Directors of Switchback met, in the aggregate, four times. As none of our incumbent Board members were serving on ChargePoint’s board of directors prior to February 26, 2021, none of our incumbent Board members attended meetings of the Board or the committees of the Board held during the fiscal year ended January 31, 2021.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

Prior to the Business Combination, Switchback’s board of directors had three committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. During the fiscal year ended January 31, 2021, the audit committee of Switchback’s board of directors met four times, and the compensation committee and the nominating and corporate governance committee of Switchback’s board of directors did not have formal meetings. In connection with the consummation of the Business Compensation in February 2021 and the contemporaneous disbanding of these committees, our Board formed and constituted our three standing committees: an Audit Committee, a Compensation and Organizational Development Committee, and a Nominating and Corporate Governance Committee.

Below is a description of each committee of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board of

Directors has determined that each member of each committee meets the applicable NYSE rules and regulations regarding “independence” and each member is free of any relationship that would impair his individual exercise of independent judgment with regard to the Company.

Audit Committee

The Audit Committee is comprised of four directors: Messrs. Harris, Suslak and Wagoner, Jr. and Ms. Heystee.

The composition of our Audit Committee meets the requirements for independence for audit committee members under the listing standards of the NYSE and the rules and regulations of the SEC. Each member of our Audit Committee also meets the financial literacy requirements of the listing standards of the NYSE. In addition, our board of directors has determined that Mr. Harris qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the NYSE.

The Audit Committee has direct responsibility for oversight of the following:

•	evaluating the qualifications, independence and performance of the independent registered public accounting firm;

•	overseeing and reviewing the integrity of the Company’s accounting and financial reporting process and the audit of the Company’s financial statements;

•	overseeing the Company’s compliance with legal and regulatory requirements;

•	overseeing the design and implementation of our internal audit function and risk assessment and risk management;

•	reviewing and discussing with management the adequacy and effectiveness of our disclosure controls and procedures

•

discussing with the Company’s management and independent registered public accounting firm the annual audit plan and scope of audit activities, scope and timing of the annual audit of the Company’s financial statements, and the results of the audit, quarterly reviews of our financial statements and, as appropriate, initiates inquiries into certain aspects of the Company’s financial affairs;

•

establishing and overseeing procedures for the receipt, retention and treatment of any complaints regarding accounting, internal accounting controls or auditing matters, as well as for the confidential and anonymous submissions by the Company’s employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing and overseeing all related person transactions in accordance with the Company’s policies and procedures.

The Audit Committee has sole authority to approve the hiring and discharging of the Company’s independent registered public accounting firm, all audit engagement terms and fees and all permissible non-audit engagements with the independent auditor.

The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Compensation and Organizational Development Committee

The Compensation and Organizational Development Committee is comprised of three directors: Messrs. Chizen, Leschly, and Linse.

The Compensation and Organizational Development Committee meets the requirements for independence for compensation committee members under the listing standards of the NYSE and the rules and regulations of the SEC. Each member of our compensation committee is also a “non- employee director,” as defined pursuant to

Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code.

The Compensation and Organizational Development Committee assists the Board in discharging certain of the responsibilities with respect to compensating our executive officers, and the administration and review of the incentive plans for employees and other service providers, including our equity incentive plans, and certain other matters related to our compensation programs. The Compensation and Organizational Development Committee reviews, modifies and approves the overall compensation strategy and policies for the Company, including:

•

reviewing annually and recommending to the Board for approval all compensation to be paid or awarded to the Chief Executive Officer. In consultation with the Chief Executive Officer, reviewing annually and determine and approve all compensation to be paid or awarded to all other executive “officers,” as defined in the rules promulgated under Section 16 of the Exchange Act, of the Company, in each case including any severance or change in control agreements, and special or supplemental benefits applicable to such executive officers evaluating and approving the compensation plans and programs advisable for the Company, as well as evaluating and approving the modification or termination of existing plans and programs. The Chief Executive Officer may not be present during voting or deliberations on his or her compensation;

•

establishing annually corporate performance goals and objectives relevant to compensation, in consultation with the Chief Executive Officer, for other executive officers, and evaluating annually, in consultation with the Chief Executive Officer, other executive officer performance against any corporate goals and objectives relevant to such officers’ compensation;

•	reviewing periodically and making recommendations to the Board with respect to adoption and approval of, or amendments to, the Company’s equity incentive plans;

•

overseeing the management of risks associated with the Company’s compensation policies and programs, including an annual review of the Company’s risk management processes related to its compensation programs, including to determine whether any such program encourages undue or inappropriate risk-taking by Company personnel that is reasonably likely to have a material adverse effect on the Company; and

•	reviewing and providing feedback on Company’s recruitment strategies, diversity and inclusion initiatives, and talent development.

In addition, once the Company ceases to be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, the Compensation and Organizational Development Committee will review with management the Company’s Compensation Discussion and Analysis and consider whether to recommend that it be included in proxy statements and other filings.

The Board has adopted a written Compensation and Organizational Development Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

Compensation and Organizational Development Committee Processes and Procedures

The Compensation and Organizational Development Committee plans to meet at least twice each year and may otherwise meet at such times and places as the Committee determines. The agenda for each meeting is usually developed by the Chair of the Compensation and Organizational Development Committee, in consultation with the Chief Executive Officer and Global Head of People Operations. The Compensation and Organizational Development Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation and Organizational Development Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation and Organizational Development Committee meetings. The Chief Executive Officer may not be present during voting or deliberations of the Compensation and Organizational Development Committee regarding his compensation. The charter of the Compensation and Organizational Development Committee grants the Committee full access to all books, records, facilities and personnel of the Company. In addition, the Compensation and Organizational Development Committee has the authority, in its sole discretion, to retain or obtain the advice of compensation consultants, independent legal counsel, or other advisors of its choosing, and the Company must provide for appropriate funding for payment of reasonable fees to any such advisor retained by the Committee. The Compensation and Organizational Development Committee has direct responsibility for the appointment, compensation, termination and oversight of the work of any such advisors engaged for the purpose of advising the Committee. Under the charter, the Compensation and Organizational Development Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation and Organizational Development Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and NYSE, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the fiscal year ended January 31, 2021, the compensation committee of Legacy ChargePoint engaged the services of Compensia, Inc. (“Compensia”), a national compensation consulting firm, to advise the compensation committee regarding the amount and types of compensation provided to our executive officers and non-employee directors following the Business Combination. Prior to the Business Combination, Compensia reported directly to the compensation committee of Legacy ChargePoint. Following the Business Combination, Compensia reports directly to the Compensation and Organizational Development Committee. Compensia does not provide any services to us other than the services provided to the compensation committee of Legacy ChargePoint and the Compensation and Organizational Development Committee. The Compensation and Organizational Development Committee has assessed the independence of Compensia pursuant to SEC and NYSE rules and concluded that no conflict of interest exists that would prevent Compensia from independently representing the Compensation and Organizational and Development Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of three directors: Messrs. Chizen and Leschly and Ms. Bowman.

The composition of our Nominating and Corporate Governance committee meets the requirements for independence under the listing standards of the NYSE and the rules and regulations of the SEC. The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying individuals qualified to become members of the Board and the Board’s committees, consistent with criteria approved by the Board;

•	selecting, or recommending that the Board select, the director nominees for the next annual meeting of stockholders;

•	developing, evaluating, and recommending to the Board a set of corporate governance guidelines applicable to the Company;

•	leading the periodic performance review of the Board, its committees and management; and any related matters required by the federal securities laws.

The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at https://investors.chargepoint.com under “Governance.”

CONSIDERATIONS IN EVALUATING DIRECTOR NOMINEES

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, and high personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of ChargePoint, having demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity (including gender and race), age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NYSE purposes, which determination is based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, including direct inquiry from the then appointed members of the Board of Directors, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote of those present at a meeting at which a quorum is present.

STOCKHOLDER RECOMMENDATIONS FOR NOMINATIONS TO THE BOARD OF DIRECTORS

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. However, the Nominating and Corporate Governance Committee has the power and authority to establish procedures for submission of director nominees to the Board, including stockholder nominees, as approved by the Board in the Company’s policies and procedures for director candidates and to review and evaluate any stockholder nominees for director submitted in accordance with the Company’s bylaws and any candidates for the Board recommended by stockholders in accordance with the Company’s policies and procedures for director candidates.

Subject to advance notice provisions contained in our Bylaws, a stockholder may propose the nomination of someone for election as a director at our annual meeting of stockholders by timely written notice to our Secretary. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written notice to ChargePoint’s Corporate Secretary at 240 East Hacienda Avenue Campbell, CA 95008 not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. As discussed in the Company’s bylaws, the notice must set forth: (A) certain information as to each nominee such stockholder proposes to nominate at the meeting as set forth in the Company’s bylaws, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and (B) certain information as to, and certain representations and certifications from, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made, as set forth in the Company’s bylaws.

COMMUNICATING WITH THE BOARD OF DIRECTORS

Stockholders and any interested party may communicate directly with the independent directors either by writing to the Board, a Board committee, or an individual director at the Company’s principal executive offices or by emailing investors@chargepoint.com. Management receives all letters and emails sent and forwards proper communications to the Board, a Board committee, or an individual director, who facilitates an appropriate response. Management generally will not forward communications that are primarily solicitations for products or services, matters of a personal nature that are not relevant for stockholders, matters that are of a type that render them improper or irrelevant to the functioning of the Board, or requests for general information about the Company.

COMPENSATION AND ORGANIZATIONAL DEVELOPMENT COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation and Organizational Development Committee has ever been a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board or Compensation and Organizational Development Committee.

CODE OF CONDUCT

The Board has adopted a Code of Conduct. The Code of Conduct applies to all of our employees, officers and directors, as well as all of our contractors, consultants, suppliers and agents in connection with their work for the Company. The full text of the Code of Conduct is on our website at https://investors.chargepoint.com under “Governance.” We intend to disclose future amendments to, or waivers of, the Code of Conduct, as and to the extent required by SEC regulations, at the same location on the website identified above or in public filings. Information contained on the website is not incorporated by reference into this Proxy Statement, and you should not consider information contained on our website to be part of this Proxy Statement.

CORPORATE GOVERNANCE GUIDELINES

The Board of Directors documented the governance practices followed by the Company by adopting Corporate Governance Guidelines, as amended, to assure that the Board will have the necessary authority and practices in place to review and evaluate the Company’s business operations as needed and to make decisions that are independent of the Company’s management. The guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to the role of the board and management, principal responsibilities and duties of the Board, Board structure and composition, Board procedures, Board communication with Company stockholders. The Corporate Governance Guidelines, as well as the charters for each committee of the Board, may be viewed on the Company’s website at https://investors.chargepoint.com under “Governance.”

TRANSACTIONS IN THE COMPANY’S SECURITIES

Our Board of Directors has adopted an Insider Trading Policy, which applies to all of our directors, officers, employees and agents (such as consultants and independent contractors), as well as certain family members, economic dependents, and any other individuals or entities whose transactions in securities such individual influences, directs or controls. Under this Policy, such individuals are prohibited from transacting in publicly-traded options, such as puts and calls, and other derivative securities with respect to the Company’s securities, and such prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding Company securities. Stock options, restricted stock units, restricted stock, stock appreciation rights and other securities issued pursuant to the Company benefit plans or other compensatory arrangements with the Company are not subject to this prohibition.

In addition, individuals subject to the Insider Trading Policy may not pledge Company securities as collateral for loans without the approval of a compliance officer as defined under the Policy. In May 2021, Pasquale Romano, our President and Chief Executive Officer, pledged 436,364 shares of the Company’s Common Stock to collateralize a personal loan entered into in May 10, 2021. The personal loan has a maturity date of January 31,

2022, with the option for a one-time nine-month extension. The proceeds of the loan were used to pay a tax obligation incurred in connection with his exercise of certain stock options, which tax obligation could not be paid through the proceeds of sales of such pledged shares due to the shares being subject to a lockup agreement. This pledging transaction, which was reviewed by the Board, was approved under the Insider Trading Policy in light of these unique circumstances that are not expected to reoccur or require future requests for pledging approvals under the Policy. Therefore, Mr. Romano’s pledge represents a one-time limited approval under our Insider Trading Policy.

FISCAL YEAR 2021 DIRECTOR COMPENSATION

In fiscal year 2021, ChargePoint paid certain of its directors an annual retainer in connection with their service on the Board. ChargePoint also had a policy of reimbursing all of its non-employee directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings. From time to time, ChargePoint has granted stock options to certain of its non-employee directors, typically in connection with a non-employee director’s initial appointment to the Board.

The following table sets forth information regarding the compensation of ChargePoint’s non-employee directors during the fiscal year ended January 31, 2021:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)		Total ($)
Bruce Chizen	40,000	2,485,949	(2)	2,525,949
Roxanne Bowman	40,000	—	(3)	40,000
Axel Harries	—	—		—
Jeffrey Harris	—	—		—
Mark Leschly	—	—		—
Michael Linse	—	—		—
Richard Lowenthal	—	—	(4)	—
Neil S. Suslak	—	—		—
G. Richard Wagoner Jr.	40,000	—	(5)	40,000

(1)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the non-employee director in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 13 of the notes to ChargePoint’s consolidated financial statements included in our Current Report on Form 8-K, as filed with the SEC on March 1, 2021 and subsequently amended on March 31, 2021, for a discussion of the assumptions made by ChargePoint in determining the grant date fair value of its equity awards.

(2)	As of January 31, 2021, Mr. Chizen held options to purchase 398,640 shares of ChargePoint Common Stock in the aggregate.
(3)	As of January 31, 2021, Ms. Bowman held options to purchase 348,810 shares of ChargePoint Common Stock in the aggregate.
(4)	As of January 31, 2021, Mr. Lowenthal held options to purchase 235,963 shares of ChargePoint Common Stock in the aggregate.
(5)	As of January 31, 2021, Mr. Wagoner held options to purchase 379,717 shares of ChargePoint Common Stock in the aggregate.

The Company has implemented a compensation program for its non-employee directors. Pursuant to this program, non-employee directors will receive the following cash compensation, paid quarterly in arrears:

Annual Retainer

Board service	$40,000
plus (as applicable):
Board Chair	$30,000
Audit Committee Chair	$20,000
Compensation and Organizational Development Committee Chair	$15,000
Nominating and Corporate Governance Committee Chair	$8,000

The Company will reimburse non-employee directors for their reasonable out-of-pocket expenses incurred in connection with attending board of directors and committee meetings.

In addition, non-employee directors will receive automatic grants of equity awards under the 2021 Plan. Upon joining the Company’s board of directors, a new non-employee director will receive RSUs with an approximate grant date value of $350,000. This new director equity award will vest in three annual installments on each anniversary of the date of grant subject to the director’s continued service on the board through each such anniversary. In connection with each annual meeting of stockholders, each non-employee director who will continue to serve on the Company’s Board (other than a director who joined the board within three months prior to the annual meeting) will receive RSUs with an approximate grant date value of $185,000 ($92,500 in the case of a non-employee director who joined the board at least three, but less than six, months prior to the date of the annual meeting). These annual equity awards will vest in full on the earlier of the one-year anniversary of the date of grant or the date of the next annual meeting of stockholders subject to the director’s continued service on the board through such date. Both new director equity awards and annual equity awards will vest in full in the event of a change in control while the non-employee director remains in service.

Non-employee directors who served on the Legacy ChargePoint Board prior to the Business Combination are not eligible for new director equity awards in connection with joining the Company’s board of directors. Instead, following the closing of the Business Combination, certain of ChargePoint’s directors, Messrs. Harries, Harris, Leschly, Linse and Wagoner will receive one-time equity awards consisting of 18,500 RSUs that will vest in full on the earlier of the one-year anniversary of closing of the Business Combination or a change in control subject to the director’s continued service on the board through such date.

PROPOSAL NO. 2—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2022 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has served as the auditor of Legacy ChargePoint since 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present during the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter will be required to ratify the selection of PricewaterhouseCoopers LLP.

Change in Independent Registered Accounting Firm

As previously disclosed, on February 26, 2021 the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Switchback’s independent registered public accounting firm prior to the appointment of PricewaterhouseCoopers LLP. Withum’s report on the Company’s financial statements as of December 31, 2020 and December 31, 2019 and the related statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2020 and the period from May 10, 2019 (inception) through December 31, 2019 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, other than the Company’s ability to continue as a going concern due to the Company’s obligation to either complete a business combination by July 30, 2021 or cease all operations except for the purpose of winding down and liquidating. On February 26, 2021, the Board approved the engagement of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended January 31, 2021.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and the subsequent period through February 26, 2021, there were no: (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the period from May 10, 2019 (inception) through December 31, 2019, the year ended December 31, 2020 and through February 26, 2021 neither the Company nor anyone on the Company’s behalf consulted PricewaterhouseCoopers LLP with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by PricewaterhouseCoopers LLP that PricewaterhouseCoopers LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act and the related instructions to Item 304 of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to the Company for the fiscal years ended January 31, 2020 and January 31, 2021, by Withum and PricewaterhouseCoopers LLP.

	Fiscal Year Ended (In thousands)
	2020	2021
Audit Fees(1)	$4,058	$1,680
Audit-related Fees(2)	—	1,525
Tax Fees(3)	40	123
All Other Fees(4)	—	5

Total Fees	$4,098	$3,332

(1)

“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual consolidated financial statements, including audited financial statements presented in our Current Report on Form 8-K, as filed with the SEC on March 1, 2021 and subsequently amended on March 31, 2021, review of our quarterly financial statements to be presented in our quarterly report on Form 10-Q and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

(2)

“Audit-related Fees” consist of fees related to audit and assurance procedures not otherwise included in Audit Fees, including fees related to Sarbanes-Oxley compliance, the application of GAAP to proposed transactions, and new accounting pronouncements.

(3)	“Tax Fees” consist of tax return preparation, international and domestic tax studies, consulting and planning.
(4)	“All Other Fees” consist of the cost of a subscription to an accounting research tool.

All fees described above were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

Pursuant to its charter, the Audit Committee may pre-approve audit and permissible non-audit and tax services provided to the Company by the independent auditors, except where pre-approval is not required because such non-audit services are de minimis under the rules of the SEC, in which case subsequent approval may be obtained. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such preapproval decision is presented to the full Audit Committee at its scheduled meetings.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE

RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2021 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP the accounting firm’s independence.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Current Report on Form 8-K, as filed with the SEC on March 1, 2021 and subsequently amended on March 31, 2021 for the fiscal year ended January 31, 2021 for filing with the SEC.

Jeffrey Harris

Neil S. Suslak

G. Richard Wagoner, Jr.

(1)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, other than our Current Report on Form 8-K, as filed with the SEC on March 1, 2021 and subsequently amended on March 31, 2021, for the fiscal year ended January 31, 2021, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our current executive officers as of May 20, 2021. Biographical information for our President, Chief Executive Officer and Director Mr. Romano is included above with the Director biographies under the caption “Class III Directors Continuing In Office Until The 2023 Annual Meeting.”

Name	Age	Position(s)
Pasquale Romano	55	President, Chief Executive Officer and Director
Rex Jackson	60	Chief Financial Officer
Christopher Burghardt	47	Managing Director, Europe
Rebecca Chavez	43	General Counsel and Secretary
Michael Hughes	53	Chief Commercial and Revenue Officer
Colleen Jansen	49	Chief Marketing Officer
Lawrence Lee	47	Senior Vice President, Operations and Support
Bill Loewenthal	58	Senior Vice President, Product
Eric Sidle	46	Senior Vice President, Engineering

Executive Officers

Rex Jackson. Mr. Jackson has served as Chief Financial Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since May 2018. Prior to ChargePoint, Mr. Jackson served as Chief Financial Officer of Gigamon, Inc., a developer of network and security visibility solutions, from October 2016 to April 2018 through its go-private transaction. Mr. Jackson served as Chief Financial Officer of Rocket Fuel Inc., an advertising technology company, from March 2016 to October 2016. Prior, Mr. Jackson served as Chief Financial Officer of JDS Uniphase Corporation (“JDSU”), a provider of network and service enablement solutions and optical products for service providers, cable operators and network equipment manufacturers, from January 2013 to September 2015, where he drove the separation of JDSU into two independent public companies (Lumentum Holdings Inc./Viavi Solutions) in August 2015. Mr. Jackson joined JDSU in January 2011 as Senior Vice President, Business Services, with responsibility for corporate development, legal, corporate marketing and information technology. Prior to JDSU, Mr. Jackson served as Chief Financial Officer of Symyx Technologies from 2007 to 2010, where he led the company’s acquisition of MDL Information Systems and subsequent merger of equals with another public company. Previously, Mr. Jackson also served as acting Chief Financial Officer for Synopsys and General Counsel at Avago, AdForce and Read-Rite. Mr. Jackson is on the board of directors of EMCORE Corporation (Nasdaq: EMKR) and chairs the audit and compensation committees. Mr. Jackson previously served on the board of directors of Energous Corporation (Nasdaq: WATT) from 2014 to 2016. Mr. Jackson holds a B.A. from Duke University and a J.D. from Stanford Law School.

Christopher Burghardt. Mr. Burghardt has served as Managing Director for Europe for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since November 2017. Prior to ChargePoint, Mr. Burghardt served as Head of Policy and Communications, EMEA for Uber, from September 2016 to November 2017. Mr. Burghardt served in senior management positions at First Solar, Inc., a provider of solar panels and utility-scale PV power plants in Europe, from September 2009 to September 2016, most recently as Managing Director and Vice President of Business Development and Sales from May 2014 to September 2016. He also served as Vice President of Corporate Affairs for Western Europe, among other roles, at Anheuser-Busch InBev. Mr. Burghardt has served as a founding board member for ChargeUp Europe, a EV charging industry alliance, since its inception in March 2020. He holds a B.A. from the University of Sussex and the Institut d’Etudes Politiques of Aix-en-Provence, an M.B.A. from the Wharton School of the University of Pennsylvania and an M.A. from the College of Europe.

Rebecca Chavez. Ms. Chavez has served as ChargePoint’s General Counsel and Secretary since February 2021. Prior to ChargePoint, Ms. Chavez served in various legal leadership roles at Palo Alto Networks, Inc., a global cybersecurity company, including serving as the Vice President, Deputy General Counsel, Corporate, Securities and M&A, from November 2018 to February 2021, Associate General Counsel and Senior Director, Corporate and Securities, from November 2016 to November 2018 and Director, Corporate and Securities, from August 2015 to November 2016. Prior to joining Palo Alto Networks, Inc., she served as Associate General Counsel, Finance & Governance at Levi Strauss & Co., an American clothing company, from April 2013 to July 2015. Ms. Chavez began her legal career working at Morrison & Foerster LLP followed by Sidley Austin LLP. Ms. Chavez holds a B.A. in Latin American Studies and M.A. in Education from Stanford University and a J.D. from the University of California, Davis School of Law.

Michael Hughes. Mr. Hughes has served as Chief Revenue Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since August 2019. Prior to ChargePoint, Mr. Hughes served as Senior Vice President of Worldwide Sales and Services for Barracuda Networks, Inc., a provider of security, networking and storage products, from June 2009 to August 2019. Before Barracuda Networks, Inc., Mr. Hughes served as Vice President of Sales for Asempra Technologies, a provider of one click, instant recovery solutions for Microsoft® Exchange, SQL and Windows File Servers. Mr. Hughes also serves as a board advisor for technology start-ups in the areas of data residency and security, threat intelligence and multi-cloud container data management. He holds a B.S. in Marketing from Miami University and an M.B.A. from the University of Michigan.

Colleen Jansen. Ms. Jansen has served as Chief Marketing Officer for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since July 2016. Prior to ChargePoint, she served as Vice President of Marketing at Jive Software, a provider of enterprise collaboration solutions, from April 2014 to September 2015. Prior, Ms. Jansen served as Senior Director of Global Consumer Marketing, among other roles, at LinkedIn, the world’s leading professional network, from 2011 to 2014. Previously, she served as Vice President Marketing at Yahoo, a consumer internet company as well as in leadership roles in public companies and privately-funded start-ups focused on software. Ms. Jansen has served as a member of the board of directors of CALSTART since February 2020. She holds a B.S. in Business Administration from California State University, Fresno.

Lawrence Lee. Mr. Lee has served as Senior Vice President of Operations and Services for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since November 2018. Prior to ChargePoint, Mr. Lee served in several roles over nine years at Apple, Inc., a multinational technology company that designs, develops and sells consumer electronics, computer software and online services, including as Director of New Product Introduction, from June 2015 to October 2018. Prior to Apple, Mr. Lee served as Senior Operations Manager for Brooks Automation, a worldwide provider of semiconductor manufacturing solutions and life science sample-based services and solutions. Mr. Lee holds a B.S. in Mechanical Engineering from Texas A&M University, an M.S. in Mechanical Engineering and an M.B.A. from the University of California, Berkeley.

Bill Loewenthal. Mr. Loewenthal has served as Senior Vice President, Produce for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since July 2018. Prior to ChargePoint, Mr. Loewenthal served as Vice President of Product Portfolio Management at Avaya, a provider of business communication solutions, from July 2017 until February 2018. Since 2010, Mr. Loewenthal held various roles at audio communications leader Poly (formerly Plantronics), including from February 2012 to February 2016 when he served as Vice President Enterprise Solutions. His career includes leadership roles in public and startup companies with an emphasis on hardware and software solutions. Mr. Loewenthal holds a B.S. from San Jose State University.

Eric Sidle. Mr. Sidle has served as Senior Vice President of Engineering for ChargePoint since February 26, 2021 and has held the same position at Legacy ChargePoint since September 2018. Prior to ChargePoint, Mr. Sidle served in several leadership roles at NIO, a manufacturer of electric vehicles, including Senior Director of Autonomous Driving Hardware, from December 2017 to August 2018 and as Director of Hardware and Advanced Technologies from December 2016 to December 2017. Before NIO, Mr. Sidle led multiple teams in special projects as well as Mac development at Apple, Inc., a multinational technology company that designs, develops and sells consumer electronics, computer software, and online services, from September 2011 to December 2016. He holds a B.S. in Electrical Engineering from the University of Illinois at Urbana-Champaign.

EXECUTIVE COMPENSATION

For the fiscal year ended January 31, 2021, ChargePoint’s named executive officers were:

•	Pasquale Romano, Chief Executive Officer

•	Christopher Burghardt, Managing Director, Europe

•	Michael Hughes, Chief Revenue Officer

FISCAL YEAR 2021 SUMMARY COMPENSATION TABLE

The following table shows information regarding the compensation of ChargePoint’s named executive officers for services performed during the fiscal years ended January 31, 2021 and January 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)		Non-Equity Incentive Plan Compensation ($)		Total ($)
Pasquale Romano,
Chief Executive Officer	2021	454,167	405,000	—	(2)	—		859,167
	2020	500,000	112,500	1,125,000		262,500		2,000,000
Christopher Burghardt,(3), (4)
Managing Director, Europe	2021	402,500	130,410	—		—		532,910
Michael Hughes,(4)
Chief Revenue Officer	2021	272,500	97,200	—		294,000	(5)	663,700

(1)

The amounts in this column represent the aggregate grant date fair value of option awards granted to the officer in the applicable fiscal year computed in accordance with FASB ASC Topic 718. See Note 12 of the notes to ChargePoint’s consolidated financial statements included in our Current Report on Form 8-K, as filed with the SEC on March 1, 2021 and subsequently amended on March 31, 2021, for a discussion of the assumptions made by ChargePoint in determining the grant date fair value of its equity awards. In accordance with SEC rules, the grant date fair value of an award subject to a performance condition is based on the probable outcome of the performance condition.

(2)

Mr. Romano was granted an option to purchase 1,500,000 shares of ChargePoint’s Common Stock on June 2, 2020. As originally granted, the option would have vested if ChargePoint achieved positive operating income for the fiscal year ending January 31, 2024. At the time the option was granted it was not probable that the performance condition would be achieved, and therefore no amount is included in the “Option Awards” column for fiscal year 2021. The grant date fair value of the option granted to Mr. Romano, assuming maximum achievement of the performance condition, was $783,991.

(3)	Mr. Burghardt’s salary is paid in Euros and has been converted to U.S. dollars using the average exchange rate during the fiscal year of 1.15.
(4)

Messrs. Burghardt and Hughes were employed by us, but were not named executive officers, in the fiscal year ended January 31, 2020. Accordingly, compensation information is only provided for the fiscal year ending January 31, 2021.

(5)	Reflects sales commissions.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

The compensation of ChargePoint’s named executive officers generally consists of base salary, annual incentive compensation and equity compensation. In making executive compensation decisions, the ChargePoint Board and ChargePoint’s Compensation and Organizational Development Committee consider such factors as they deem appropriate in their exercise of discretion and business judgment, including a subjective assessment of the named executive officer’s performance, the amount of vested and unvested equity held by the officer, amounts paid to ChargePoint’s other executive officers and competitive market conditions.

The salaries and target bonus opportunities of ChargePoint’s named executive officers are typically reviewed annually and adjusted when the Board or Compensation and Organizational Development Committee determines it is appropriate. For the fiscal year ended January 31, 2021, Mr. Romano’s base salary was $500,000 per year, Mr. Burghardt’s base salary was €350,000 per year and Mr. Hughes’ base salary was $300,000 per year. However, as part of a COVID-related expense reduction program, the base salaries of ChargePoint’s U.S. employees (including Messrs. Romano and Hughes) were reduced by 20% from April 16, 2020 to September 30, 2020.

As part of the same COVID-19-related expense reduction program, ChargePoint did not adopt a formal executive bonus program for the fiscal year ended January 31, 2021. Any bonuses for the fiscal year ended January 31, 2021, were discretionary. In light of the successful completion of the Business Combination and overachievement of the Company’s billings target, the Board approved fiscal year 2021 bonuses for our named executive officers at 108% of target. The fiscal year 2021 bonuses earned by our named executive officers are included in the “Bonus” column of the Fiscal Year 2021 Summary Compensation Table above. Mr. Hughes was eligible to earn sales commissions based on the Company’s billings. For the fiscal year ended January 31, 2021, his target commission opportunity was 70% of his base salary. The commissions earned by Mr. Hughes are included in the “Non-Equity Incentive Plan” column of the Fiscal Year 2021 Summary Compensation Table above.

Effective as of the closing of the Business Combination, the Board approved the following changes in the base salaries and target bonuses of ChargePoint’s named executive officers: Mr. Romano’s target bonus was increased to 100% of base salary and his base salary remains unchanged, Mr. Burghardt’s target bonus was increased to 40% of his base salary and his base salary remains unchanged and Mr. Hughes’ base salary was increased to $350,000 per year and his target bonus remains unchanged.

Historically, the equity compensation granted to ChargePoint’s named executive officers has consisted of stock options. For a description of the stock options granted to ChargePoint’s named executive officers in fiscal year 2021, please see the “Outstanding Equity Award at Fiscal Year 2021 Year-End” table below.

During the fiscal year ended January 31, 2021, Mr. Romano was granted an option to purchase 1,500,000 shares of ChargePoint’s Common Stock. As originally granted, the option was eligible to vest if ChargePoint achieved positive operating income for the fiscal year ending January 31, 2024. Effective upon consummation of the Business Combination, in order to provide an additional retention incentive as ChargePoint transitioned to becoming a publicly-traded company, this option was amended so that it will fully vest in a single installment on January 31, 2024 subject to Mr. Romano’s service through the vesting date. The incremental fair value associated with the modification of Mr. Romano’s option will appear in our Fiscal Year 2022 Summary Compensation Table.

ChargePoint’s named executive officers were eligible to participate in ChargePoint’s health and welfare plans to the same extent as other full-time employees generally. ChargePoint generally did not provide ChargePoint’s named executive officers with perquisites or other personal benefits. However, ChargePoint did reimburse ChargePoint’s named executive officers for their necessary and reasonable business and travel expenses incurred in connection with their services.

EMPLOYMENT ARRANGEMENTS WITH CHARGEPOINT’S NAMED EXECUTIVE OFFICERS

ChargePoint has entered into offer letters or employment agreements with each of its named executive officers setting forth the initial terms of the officer’s employment. Offer letters with our U.S. named executive officers provide that the officer’s employment will be “at will” and may be terminated at any time. The employment agreement with Mr. Burghardt, who is a resident of Europe, includes statutory notice provisions required under European law. The severance benefits that ChargePoint’s named executive officers are entitled to are described in “Severance and Change in Control Benefits” below.

SEVERANCE AND CHANGE IN CONTROL BENEFITS

Each of our named executive officers is entitled to severance payments pursuant to their severance and change in control agreements. These agreements have a three year term from closing of the Business Combination and supersede any severance provisions in the officer’s offer letter or employment agreement. Pursuant to these agreements, if a named executive officer’s employment is terminated by ChargePoint without Cause (as defined below) or if the officer resigns for Good Reason (as defined below) (either of which, an “Involuntary Termination”), the officer is eligible to receive a lump sum payment equal to six months of the officer’s then current base salary and COBRA premiums. If an Involuntary Termination occurs within 3 months prior to, or within 12 months after, a Change in Control, then the cash severance payment the officer is eligible to receive is increased to 12 months of the officer’s base salary and COBRA premiums, 100% of the officer’s time-based equity awards outstanding at the time the officer’s employment terminates will vest and any outstanding performance-based equity awards will vest at the greater of the target level of achievement or based on actual performance. As a condition to the receipt of severance benefits, the officer must execute a release of claims, resign from all positions with ChargePoint and return all company property.

For purposes of the severance and acceleration benefits described above, the terms “Cause,” “Change in Control” and “Good Reason” have the following meanings:

“Cause” means a named executive officer’s unauthorized use or disclosure of our confidential information or trade secrets which causes material harm, material breach of any agreement with us, material failure to comply with our written policies or rules, conviction of (or plea of guilty or “no contest” to) a felony, gross negligence or willful misconduct in the performance of the officer’s duties, continuing failure to perform assigned duties or failure to cooperate in good faith with a governmental or internal investigation.

“Change in control” means any person acquires ownership of more than 50% of our voting stock, a sale of all or substantially all of our assets, consummation of a merger of the company with or into another entity if our capital stock represents less than 50% of the voting power of the surviving entity or its parent or certain changes in the composition of our board of directors. The Business Combination is not a change in control for purposes of the severance arrangements with our named executive officers.

“Good Reason” means a material diminution in the named executive officer’s responsibilities, authority, powers, functions or duties (other than a change of title), a material reduction in the officer’s base salary or benefits or the named executive officer’s office is relocated more than 50 miles from its then current location. In order to resign for Good Reason, the named executive officer must provide written notice to ChargePoint of the existence of one or more of the above conditions within 90 days of its initial existence and ChargePoint must be provided with 30 days to cure the condition. If the condition is not cured within such 30 day period, the named executive officer must terminate employment within 30 days of the end of such cure period.

In addition, Mr. Romano was granted an option to purchase 1,500,000 shares of our common stock in June 2020 that will accelerate with respect to 6/48th of the total option shares if Mr. Romano is subject to a termination without cause or a resignation for good reason prior to January 31, 2024. As a condition to such acceleration, Mr. Romano must execute a release of claims.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR 2021 YEAR-END

The following table provides information regarding outstanding equity awards held by ChargePoint’s named executive officers as of January 31, 2021.

The number of shares subject to each option set forth below and the applicable exercise price are as of January 31, 2021, but have been adjusted to reflect adjustments made on February 26, 2021 when Legacy ChargePoint options were converted into options to purchase the Company’s Common Stock.

The vesting schedule applicable to each outstanding award is described in the footnotes to the table below. For information regarding the vesting acceleration provisions applicable to ChargePoint’s named executive officers’ equity awards, see “— Severance and Change in Control Benefits” above.

			Option Awards
Name	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Pasquale Romano,	3/1/2011	—	16,623		—	60.21	2/28/2021
	6/11/2012	—	815,802		—	0.27	6/10/2022
	11/6/2014	—	1,364,712		—	0.27	11/5/2024
	1/26/2018	11/1/2017	2,130,232	(1)	560,587	0.84	1/25/2028
	10/23/2019	2/1/2020	342,581	(1)	1,152,318	0.76	10/22/2029
	6/2/2020	2/1/2020	—	(2)	1,494,900	0.76	6/1/2030

Christopher Burghardt,(3), (4)	12/27/17	11/6/2017	89,611	(3)	158,124	0.84	12/26/2027

Michael Hughes,(4)	8/27/2018	8/16/2018	861,469	(4)	629,705	0.56	8/26/2028

(1)

Option vests in 48 equal monthly installments beginning with the vesting commencement date set forth above, subject to the named executive officer’s continued employment through the applicable vesting date.

(2)

As of January 31, 2021, the option was subject to a performance condition which had not yet been achieved. Effective as of closing of the Business Combination, option vests in a single installment on January 31, 2024 subject to the named executive officer’s continuous service through the applicable vesting date.

(3)

Represents the unexercised portion of an option to purchase a total of 758,990 shares. 25% of the option vests on the one-year anniversary of the vesting commencement date set forth above and 1/48th of the option vests per month thereafter, subject to the named executive officer’s continued employment through the applicable vesting date.

(4)

Represents the unexercised portion of an option to purchase a total of 1,590,834 shares. 25% of the option vests on the one-year anniversary of the vesting commencement date set forth above and 1/48th of the option vests per month thereafter, subject to the named executive officer’s continued employment through the applicable vesting date

401(K) PLAN

ChargePoint maintains a 401(k) plan for employees. The 401(k) plan is intended to qualify under Section 401(a) of the Internal Revenue Service Code, so that contributions to the 401(k) plan by employees or by ChargePoint, and the investment earnings thereon, are not taxable to the employees until withdrawn, and so that contributions made by ChargePoint, if any, will be deductible by ChargePoint when made. Employees may elect to reduce their current compensation by up to the statutorily prescribed annual limits and to have the amount of such reduction contributed to their 401(k) plans. The 401(k) plan permits us to make contributions up to the limits allowed by law on behalf of all eligible employees. ChargePoint currently does not make matching contributions under its 401(k) plan.

EQUITY COMPENSATION PLAN INFORMATION

As of January 31, 2021, we did not have any securities authorized for issuance under equity compensation plans. In connection with the Business Combination, our stockholders approved the 2021 Equity Incentive Plan and the 2021 Employee Stock Purchase Plan. We also assumed all outstanding awards under the Legacy ChargePoint 2017 Stock Plan and Legacy ChargePoint 2007 Stock Incentive Plan.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to ChargePoint regarding the beneficial ownership of the Company’s Common Stock by:

•	each person who is known by ChargePoint to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock;

•	each current named executive officer and director of the Company; and

•	all current executive officers and directors of the Company, as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

The beneficial ownership percentages set forth in the table below are based on 305,721,011 shares of Common Stock issued and outstanding as of May 20, 2021.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock and preferred stock.

Unless otherwise noted in the footnotes to the following table, the business address of each executive officer and director is 240 East Hacienda Avenue, Campbell, California 95008.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders:
Entities affiliated with Linse Capital, LLC(1)	84,714,189	26.7%
Q-GRG VII (CP) Investment Partners, LLC(2)	36,457,928	11.5%
Rho Ventures VI, L.P.(3)	24,297,606	7.9%
Entities affiliated with Braemar Energy Ventures III, LP(4)	21,323,353	6.9%
CPP Investment Board (USRE) Inc.(5)	19,559,239	6.3%
Named Executive Officers and Directors:
Pasquale Romano(6)	7,320,524	2.4%
Christopher Burghardt(7)	653,348	*
Michael Hughes(8)	1,196,366	*
Roxanne Bowman(9)	168,031	*
Bruce Chizen(10)	993,235	*
Axel Harries	—	*
Susan Heystee	—	*
Jeffrey Harris	—	*
Mark Leschly(11)	408,296	*
Michael Linse(12)	84,714,189	26.7%
Neil S. Suslak(13)	21,323,353	6.9%
G. Richard Wagoner, Jr.(14)	480,924	*
All directors and executive officers as a group (18 individuals)(15)	120,746,820	39.5%

*	Less than one percent
(1)

Includes (a) 29,877,739 shares of Common Stock held directly by Linse Capital CP LLC (“Linse I”), (b) 8,651,209 shares of Common Stock held directly by Linse Capital CP II LLC (“Linse II”), (c) 9,733,898 shares of Common Stock held directly by Linse Capital CP III, LLC (“Linse III”), (d) 6,736,866 shares of Common Stock held directly by Linse Capital CP IV, LLC (“Linse IV”), (e) 7,071,174 shares of Common Stock and 2,166,266 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by Linse Capital CP V, LLC (“Linse V”) and (f) 11,087,613 shares of Common Stock and 9,389,424 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by Linse Capital CP VI, LLC (“Linse VI,” and collectively, the “Linse Funds”). Linse Capital CP VI GP LP (“Linse GP VI”) is the manager of Linse VI, and Linse Capital Management PR LLC (“LCMPR”) is the general partner of Linse GP VI. Mr. Linse is the managing director of Linse Capital LLC, which is the manager of LCMPR and the managing member of Linse I, Linse II, Linse III, Linse IV and Linse V. Mr. Linse has sole voting and investment power over the shares held by each of the Linse Funds. The principal address of Linse I, Linse II, Linse III, Linse IV and Linse V is 53 Calle Palmeras, Suite 601, San Juan, Puerto Rico 00901. The principal address of Linse VI is 985 Damonte Ranch Parkway, Suite 240, Reno, NV 89521.

(2)

Includes 25,333,855 shares of Common Stock and 11,124,073 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by Q-GRG VII (CP) Investment Partners, LLC (“Q-GRG”). QEM VII, LLC (“QEM VII”) is the managing member of Q-GRG. Therefore, QEM VII may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. QEM VII disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM VII to vote, or to direct to vote, and to dispose, or to direct the disposition of, the securities held by Q-GRG has to be approved by a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. and Dheeraj Verma. Therefore, Messrs. VanLoh, Jr. and Verma may be deemed to share voting and dispositive power over the securities held by Q-GRG and may also be deemed to be the beneficial owner of these securities. Messrs. VanLoh, Jr. and Verma disclaim beneficial ownership of such securities in excess of their pecuniary interests in the securities. The principal address of Q-GRG is 800 Capitol Street, Suite 3600, Houston, TX 77002.

(3)

Includes 24,297,606 shares of Common Stock which is held directly by Rho Ventures VI, L.P. (“RV VI”). RMV VI, L.L.C. (“RMV VI”) is the General Partner of RV VI, and Rho Capital Partners LLC (“RCP LLC”) is the Managing Member of RMV VI, and as such each of RCP LLC and RMV VI has the power to direct the voting and disposition of the shares owned by RV VI and may be deemed to have indirect beneficial ownership of the shares held by RV VI. As managing members of RCP LLC, Joshua Ruch and Habib Kairouz possess the power to direct the voting and disposition of the shares owned by RV VI and may be deemed to have indirect beneficial ownership of the shares held by RV VI. The principal address of each of RV VI is 152 West 57th St., 23rd Floor, New York, NY 10019.

(4)

Includes (a) 340,599 shares of Common Stock held directly by Braemar CP Investments 2019 LLC, (b) 2,621,439 shares of Common Stock held directly by Braemar CP Investments II 2020, LLC, (c) 11,244,604 shares of Common Stock and 29,273 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by Braemar Energy Ventures III, L.P., (d) 2,937,621 shares of Common Stock and 92,989 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by ChargePoint Investments LLC, (e) 859,502 shares of Common Stock held directly by ChargePoint Investments II, LLC and (f) 1,731,275 shares of Common Stock and 1,466,051 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by Braemar ChargePoint Investments III, LLC (collectively, the “Braemar Funds”). Mr. Suslak is the Managing Partner of Braemar Energy Ventures, which is the General Partner of each of the Braemar Funds. Mr. Suslak shares voting and investment power over the shares held by each of the Braemar Funds with William D. Lese and Donald F. Tappan, III. Each of Messrs. Suslak, Lese and

Tappan disclaim beneficial ownership of the securities held by the Braemar Funds. The principal address of each of the funds is c/o Braemar Energy Ventures, 350 Madison Avenue, 23rd Floor, New York, NY 10017.
(5)

Canada Pension Plan Investment Board (“CPPIB”), through its wholly-owned subsidiary CPP Investment Board (USRE) Inc. (“USRE”), beneficially owns (a) 14,114,299 shares of Common Stock and (b) 5,444,940 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021. CPPIB is managed by a board of directors and because the board of directors acts by consensus/majority approval, none of the members of the CPPIB board of directors has sole voting or dispositive power with respect to the securities of ChargePoint held by USRE. The principal address of USRE is c/o Canada Pension Plan Investment Board, One Queen St., E Suite 2600, Toronto, ON M5C 2W5, Canada.

(6)

Includes (a) 2,143,977 shares of Common Stock and (b) 5,176,547 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021 held directly by Mr. Romano. 436,364 shares of Common Stock held by Mr. Romano are pledged to collateralize a personal loan entered into in May 10 2021.

(7)	Includes (a) 468,862 shares of Common Stock and (b) 184,486 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021, all of which is held directly by Mr. Burghardt.
(8)	Includes (a) 136,039 shares of Common Stock and (b) 1,060,327 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021, all of which is held directly by Mr. Hughes.
(9)	Includes (a) 8,160 shares of Common Stock and (b) 159,871 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021 held by Ms. Bowman.
(10)

Includes (a) 4,938 shares of Common Stock and (b) 116,270 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021 held directly by Mr. Chizen, (b) 741,543 shares of Common Stock and (c) 87,821 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by the Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009 (the “Chizen Trust”) and (c) 42,663 shares of Common Stock held directly by the Gail Chizen 2009 Irrevocable Trust (the “Gail Chizen Trust”). Mr. Chizen is the co-trustee of each the Chizen Trust and the Gail Chizen Trust and has shared voting and investment power over the shares held by each of the Chizen Trust and the Gail Chizen Trust.

(11)

Includes 408,296 shares of Common Stock held directly by Iconica LLC. As the managing member of Iconica LLC, Mr. Leschly possesses sole power to direct the voting and disposition of the shares owned by Iconica LLC. The principal address of Iconica LLC is c/o Iconica Partners, 525 University Avenue, Suite 1350, Palo Alto, CA 94301.

(12)	See footnote 1.
(13)	See footnote 4.
(14)

Includes (a) 24,594 shares of Common Stock and (b) 379,717 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021 held by Mr. Wagoner and (b) 41.484 shares of Common Stock and 35,129 shares of Common Stock subject to a warrant exercisable within 60 days of May 20, 2021, all of which is held directly by the G. Richard Wagoner, Jr. Trust dated July 13, 1989, as amended and restated October 19, 2018 (the “Wagoner Trust”). Mr. Wagoner is the trustee of the Wagoner Trust and has sole voting and investment power over the shares held by the Wagoner Trust.

(15)

Includes (a) 9,475,290 shares of Common Stock subject to options exercisable within 60 days of May 20, 2021, (b) 13,416,248 shares of Common Stock subject to warrants exercisable within 60 days of May 20, 2021.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

The Board reviews and considers the interests of its directors, executive officers and principal stockholders in its review and consideration of transactions and forms committees of non-interested directors when it determines that the formation of such committees is appropriate under the circumstances.

We have a related party transaction policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with ChargePoint without the prior consent of the Audit Committee, or other independent members of our Board in the event it is inappropriate for the Audit Committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000, must first be presented to the Audit Committee for review, consideration and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all of the relevant facts and circumstances available.

All of the transactions with respect to Legacy ChargePoint described below were entered into prior to the adoption of this policy. Although Legacy ChargePoint did not have a written policy for the review and approval of transactions with related persons, the Legacy ChargePoint Board historically reviewed and approved any transaction where a director or officer had a financial interest, including the transactions described above. Prior to approving such a transaction, the material facts as to a director’s or officer’s relationship or interest in the agreement or transaction were disclosed to the Legacy ChargePoint Board. The Legacy ChargePoint Board took this information into account when evaluating the transaction and in determining whether such transaction was fair to Legacy ChargePoint and in the best interest of all Legacy ChargePoint stockholders.

Switchback Related Party Transactions

Founder Shares

On May 16, 2019, Switchback issued an aggregate of 8,625,000 Founder Shares to the Sponsor for an aggregate purchase price of $25,000 in cash, or approximately $0.003 per share. In July 2019, the Sponsor transferred 40,000 Founder Shares to each of our independent director nominees at their original purchase price. In September 2019, the Sponsor forfeited an aggregate of 772,059 Founder Shares. On July 31, 2020, the Sponsor transferred an aggregate of 40,000 Founder Shares to our third independent director at their original purchase price.

In connection with the execution of the Business Combination Agreement, the Initial Stockholders entered into the Founders Stock Letter with Switchback pursuant to which, among other things, the Initial Stockholders, (a) subject to the satisfaction of the conditions to Closing set forth in the Business Combination Agreement, immediately prior to the closing of the Business Combination, surrendered to Switchback, for no consideration and as a capital contribution to Switchback, 984,706 Founder Shares held by them (on a pro rata basis), whereupon such Founder Shares were immediately cancelled and (b) upon and subject to the closing of the Business Combination, subjected the 900,000 Founder Earn Back Shares (including any Common Stock issued in exchange therefor in the Merger) held by them (on a pro rata basis) to potential forfeiture if the closing of the Business Combination volume-weighted average closing sale price of one share of Common Stock quoted on the NYSE does not satisfy the price target set forth in the Founders Stock Letter for any ten trading days within any 20 consecutive trading day period within the five-year period following the closing of the Business Combination.

Private Warrants

The Sponsor purchased an aggregate of 5,521,568 Private Warrants for a purchase price of $1.50 per warrant in private placements that occurred simultaneously with the closing of the IPO and the sale of the over-allotment units. As such, the Sponsor’s interest in this transaction was valued at approximately $8.3 million. Each Private Warrant entitles the holder to purchase one share of our Common Stock at $11.50 per share. In addition, prior to the closing of the Business Combination, the Sponsor advanced to Switchback approximately $2.0 million in working capital loans. At the closing of the Business Combination, the Sponsor converted $1.5 million of these working capital loans into 1,000,000 Private Warrants. As such, the Sponsor’s interest in this transaction was valued at approximately $1.5 million.

Administrative Services Agreement

On July 25, 2019, Switchback entered into an administrative services agreement pursuant to which Switchback paid the Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. Upon completion of the Business Combination, we ceased paying these monthly fees.

Other than these monthly fees, no compensation of any kind, including finder’s and consulting fees, was paid by us to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of the Business Combination. However, these individuals were reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf. There was no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on our behalf.

Related Party Loans and Advances

Until the consummation of the Switchback’s initial public offering, consummated on July 30, 2019, of 31,411,763 units (including 1,411,763 units that were subsequently issued to the underwriters in connection with their partial exercise of their overallotments option) at $10.00 per unit, Switchback’s only source of liquidity was an initial sale of Founder Shares to the Sponsor, and the proceeds of loans and advances from the Sponsor in the amount of $251,000. In August 2019, we repaid the Sponsor $251,000 in settlement of the outstanding loan and advances.

In addition, prior to the closing of the Business Combination, the Sponsor advanced to Switchback approximately $2.0 million in working capital loans. At the closing of the Business Combination, the Sponsor converted $1.5 million of these working capital loans into 1,000,000 Private Warrants. As such, the Sponsor’s interest in this transaction was valued at approximately $1.5 million. $1.5 million of such loans were convertible into warrants at a price of $1.50 per warrant at the option of the Sponsor. The warrants are identical to the Private Warrants, including as to exercise price, exercisability and exercise period. The remainder of the loans were repaid in connection with the closing of the Business Combination.

Registration Rights

In connection with the closing of the Business Combination, ChargePoint and the holders of registration rights in Switchback and Legacy ChargePoint entered into an amended and restated Registration Rights Agreement (the “A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, we filed the Form S-1. In certain circumstances, the Registration Rights Holders can demand up to four underwritten offerings and will be entitled to customary piggyback registration rights. The A&R Registration Rights Agreement does not provide for the payment of any cash penalties by Switchback if it fails to satisfy any of its obligations under the A&R Registration Rights Agreement.

Under the terms of the Warrant Agreement relating to the Public Warrants, we filed the Form S-1, and we are obligated to use our best efforts to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants.

Related Party Transactions with Respect to Legacy ChargePoint

In addition to the compensation arrangements, including employment, termination of employment, and change in control arrangements and indemnification arrangements, discussed, when required, in this Proxy Statement, the following is a description of each transaction since February 1, 2019 and each currently proposed transaction in which:

•	Legacy ChargePoint has been or is to be a participant;

•	the amount involved exceeded or exceeds $120,000; and

•

any of Legacy ChargePoint’s directors, executive officers or holders of more than 5% of its capital stock prior to the Business Combination, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Equity Financings

Sales of Series H Preferred Stock and Warrants

From November 2018 to February 2019, Legacy ChargePoint sold an aggregate of 42,298,202 shares of its Series H Preferred Stock and warrants to purchase up to an aggregate of 14,099,400 shares of Legacy ChargePoint Common Stock at a purchase price of $5.674 per unit consisting of (a) one share of Series H Preferred Stock and (b) a warrant to purchase one-third of a share of Legacy ChargePoint Common Stock to accredited investors for an aggregate purchase price of approximately $240.0 million. Each share of Legacy ChargePoint’s Series H Preferred Stock will convert automatically into shares of common stock of Legacy ChargePoint in connection with the conversion, as provided in the Business Combination Agreement. As of January 31, 2021, the warrants remained outstanding and exercisable.

The following table summarizes purchases of shares of Legacy ChargePoint’s Series H Preferred Stock by its executive officers, directors and holders of more than 5% of its capital stock.

		Shares of Series H Preferred Stock
Purchaser	Affiliated Director(s) or Officer(s)	Shares Purchased	Warrants Purchased	Aggregate Purchase Price
Entities affiliated with Braemar Energy Ventures III, L.P.(1)	Neil S. Suslak	88,121	29,373	$499,998.56
Canada Pension Plan Investment Board		11,103,278	3,701,093	$62,999,999.38
Entities affiliated with Linse Capital LLC(2)	Michael Linse	6,520,973	2,173,658	$37,000,000.81
Next47 Services GmbH		352,485	117,495	$1,999,999.89
Q-GRG VII (CP) Investment Partners, LLC(3)	Jeffrey Harris	17,624,251	5,874,750	$100,000,000.18

(1)	Entities affiliated with Braemar Energy Ventures III, L.P. held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.
(2)	Entities affiliated with Linse Capital, LLC held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.
(3)	Entities affiliated with Q-GRG VII (CP) Investment Partners, LLC held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.

Sales of Series H-1 Preferred Stock

In July 2020, Legacy ChargePoint sold an aggregate of 22,427,306 shares of its Series H-1 Preferred Stock and warrants to purchase up to an aggregate of 22,427,306 shares of Legacy ChargePoint Common Stock at a purchase price of $5.674 per unit consisting of (a) one share of Series H Preferred Stock and (b) a warrant to purchase one share of Legacy ChargePoint Common Stock to accredited investors for an aggregate purchase price of approximately $127.3 million. Each share of Legacy ChargePoint’s Series H-1 Preferred Stock will convert automatically into shares of Common Stock of the Company in connection with the conversion, as provided in the Business Combination Agreement. As of January 31, 2021, the warrants remained outstanding and exercisable.

The following table summarizes purchases of shares of Legacy ChargePoint’s Series H-1 Preferred Stock by its executive officers, directors and holders of more than 5% of its capital stock.

		Shares of Series H-1 Preferred Stock
Purchaser	Affiliated Director(s) or Officer(s)	Shares Purchased	Warrants Purchased	Aggregate Purchase Price
Braemar ChargePoint Investments III, LLC(1)	Neil S. Suslak	1,471,053	1,471,053	$8,346,754.73
Bruce Chizen 2009 Irrevocable Trust, dated January 24, 2009	Bruce Chizen	88,121	88,121	$499,998.56
CPP Investment Board (USRE) Inc.(2)		1,762,425	1,762,425	$9,999,999.45
G. Richard Wagoner, Jr. Trust, dated July 13, 1989, as amended and restated October 19, 2018	G. Richard Wagoner, Jr.	35,249	35,249	$200,002.83
Jackson 1997 Trust, dated November 6, 1997	Rex Jackson	88,121	88,121	$499,998.56
Five Plus Nine LLC	Lawrence Lee	61,684	61,684	$349,995.02
Entities affiliated with Linse Capital, LLC(3)	Michael Linse	9,421,458	9,421,458	$53,457,352.70
Richard Lowenthal	Richard Lowenthal	176,243	176,243	$1,000,002.79
Q-GRG VII (CP) Investment Partners, LLC(4)	Jeffrey Harris	5,287,275	5,287,275	$29,999,998.35

(1)	Entities affiliated with Braemar ChargePoint Investments III, LLC held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.
(2)	CPP Investment (USRE) Inc. is affiliated with Canada Pension Plan Investment Board, which held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.
(3)	Entities affiliated with Linse Capital, LLC held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.
(4)	Entities affiliated with Q-GRG VII (CP) Investment Partners, LLC held more than 5% of Legacy ChargePoint’s capital stock prior to the Business Combination.

Indemnification Agreements

The Second A&R Charter contains provisions limiting the liability of directors, and our Second A&R Bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. The Second A&R Charter and our Second A&R Bylaws also provide us with discretion to indemnify officers and employees when determined appropriate by the Board.

We entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The indemnification agreements provide that we indemnify each of our directors, executive officers and such other key employees against any and all expenses incurred by that director, executive officer or other key employee because of his or her status as one of our directors, executive officers or other key employees, to the fullest extent permitted by Delaware law, the Second A&R Charter and our Second A&R Bylaws. In addition, the indemnification agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers, and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

Customer Agreements

Legacy ChargePoint has entered into certain business relationships with Daimler AG and its affiliated entities (“Daimler”). Daimler is an affiliate of Axel Harries, a director of Legacy ChargePoint and current director of ChargePoint. Revenue from Daimler was $3.4 million, $3.1 million and $1.1 million for the fiscal years ended January 31, 2021, 2020 and 2019, respectively.

Amended and Restated Investors’ Rights Agreement

In connection with the issuances of shares of its Series H-1 Preferred Stock in July 2020, Legacy ChargePoint entered into an amended and restated investors’ rights agreement (the “Investors’ Rights Agreement”) with certain holders of Legacy ChargePoint’s capital stock. The Investors’ Rights Agreement terminated upon the closing of the Business Combination. The Investors’ Rights Agreement provided for, among other things, certain demand, piggy-back and S-3 registration rights. The following directors, executive officers and holders of more than 5% of Legacy ChargePoint capital stock and their affiliates were parties to the Investors’ Rights Agreement:

•	Entities affiliated with Braemar ChargePoint Investments III, LLC;

•	An entity affiliated with Bruce Chizen;

•	Canada Pension Plan Investment Board;

•	An entity affiliated with Rex Jackson;

•	An entity affiliated with Lawrence Lee;

•	Entities affiliated with Mark Leschly;

•	Entities affiliated with Linse Capital CP VI, LLC;

•	Next47 Services GmbH;

•	Richard Lowenthal;

•	Q-GRG VII (CP) Investment Partners, LLC;

•	Rho Ventures VI L.P.; and

•	An entity affiliated with G. Richard Wagoner, Jr.

Amended and Restated Voting Agreement

In connection with the issuances of shares of its Series H-1 Preferred Stock in July 2020, Legacy ChargePoint entered into an amended and restated voting agreement (the “Voting Agreement”) with certain holders of Legacy ChargePoint’s capital stock. The Voting Agreement terminated upon the closing of the Business Combination. The Voting Agreement provided for, among other things, such holders to vote in accordance with its terms, including in matters related to the composition of the Legacy ChargePoint Board, and provided for drag-along rights with respect to proposed sales of Legacy ChargePoint securities. The following directors, executive officers and holders of more than 5% of Legacy ChargePoint capital stock and their affiliates were parties to the Voting Agreement:

•	Entities affiliated with Braemar ChargePoint Investments III, LLC;

•	An entity affiliated with Bruce Chizen;

•	Canada Pension Plan Investment Board;

•	An entity affiliated with Rex Jackson;

•	An entity affiliated with Lawrence Lee;

•	Entities affiliated with Mark Leschly;

•	Entities affiliated with Linse Capital CP VI, LLC;

•	Richard Lowenthal;

•	Next47 Services GmbH;

•	Q-GRG VII (CP) Investment Partners, LLC;

•	Rho Ventures VI L.P.; and

•	An entity affiliated with G. Richard Wagoner, Jr.

Amended and Restated Right of First Refusal and Co-Sale Agreement

In connection with the issuances of shares of its Series H-1 Preferred Stock in July 2020, Legacy ChargePoint entered into an amended and restated right of first refusal and co-sale agreement (the “Co-Sale Agreement”) with certain holders of Legacy ChargePoint’s capital stock. The Co-Sale Agreement terminated upon the closing of the business combination. The following directors, executive officers and holders of more than 5% of Legacy ChargePoint capital stock and their affiliates were parties to the Co-Sale Agreement:

•	Entities affiliated with Braemar ChargePoint Investments III, LLC;

•	An entity affiliated with Bruce Chizen;

•	Canada Pension Plan Investment Board;

•	An entity affiliated with Rex Jackson;

•	An entity affiliated with Lawrence Lee;

•	Entities affiliated with Mark Leschly;

•	Entities affiliated with Linse Capital CP VI, LLC;

•	Richard Lowenthal;

•	Next47 Services GmbH;

•	Q-GRG VII (CP) Investment Partners, LLC;

•	Rho Ventures VI L.P.;

•	Pasquale Romano; and

•	An entity affiliated with G. Richard Wagoner, Jr.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are ChargePoint Holdings, Inc. stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you and another stockholder of record with whom you share an address participate in householding and you wish to receive an individual copy of our Proxy Materials now or discontinue your future participation in householding, please contact Broadridge Financial Solutions, Inc. toll-free at 1-866-540-7095 or by writing to Broadridge Financial Solutions, Inc., Attn: Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of the Company’s 2021 Annual Report is available without charge upon written request to: Corporate Secretary, ChargePoint Holdings, Inc., 240 East Hacienda Avenue, Campbell, CA 95008.

CHARGEPOINT HOLDINGS, INC. 240 EAST HACIENDA AVENUE CAMPBELL, CA 95008
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on July 11, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/CHPT2021
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on July 11, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D54992-P58384
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
CHARGEPOINT HOLDINGS, INC.
The Board of Directors recommends you vote FOR the following:
1. Election of Class I Directors
Nominees:
01) Roxanne Bowman
02) Axel Harries
.03) Mark Leschly
For All Withhold All Except For All
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR proposal 2.
1. Ratify the Appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year ending January 31, 2022.
2. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and the Annual Report are available at www.proxyvote.com.
D54993-P58384
CHARGEPOINT HOLDINGS, INC. Annual Meeting of Stockholders July 12, 2021 10:00 a.m., Pacific Time This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Pasquale Romano, Rex Jackson and Rebecca Chavez, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of ChargePoint Holdings, Inc. that the stockholder(s) is/ are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on July 12, 2021, at www.virtualshareholdermeeting.com/CHPT2021, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side